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                                                                   Exhibit 10.15

                             RESOLUTION NO. 98-03

     WHEREAS, by Ordinance No. 91-07 adopted March 5, 1991, as amended by Resolution No. R91-06 dated March 5, 1991, the City of Covington, Louisiana ("Franchising Authority") granted a cable television franchise (the "Franchise") to LaFourche Communications, Inc. ("Franchisee").

     WHEREAS, Franchisee has transferred the assets of its cable television system serving the Franchising Authority (the "System") to Cablevision Industries of Louisiana Partnership ("CILP"), a general partnership of which Franchisee is a general partner;

     WHEREAS, TWI Cable Inc., the ultimate parent entity of Franchisee and CILP, has negotiated an asset purchase agreement with Renaissance Media Holdings LLC ("Holdings") (the "Agreement"), pursuant to which CILP will transfer to Renaissance Media LLC, an affiliate of Holdings ("Renaissance") substantially all of the assets of the System, including its rights under the Franchise;

     WHEREAS, Franchisee and Renaissance have filed a Form 394 (the "Transfer Application");

     WHEREAS, the Franchise requires that Franchising Authority grant its consent to an assignment of the Franchise, which consent shall not be unreasonably withheld;

     WHEREAS, Franchisee, CILP and Renaissance have requested that Franchising Authority consent to the assignment and transfer of the Franchise (i) by Franchisee to CILP, and immediately thereafter, (ii) by CILP to Renaissance;

     WHEREAS, Franchising Authority has reviewed the Transfer Application, examined the legal, financial and technical qualifications of Renaissance, followed all required procedures to consider and act upon the Transfer Application, and considered the comments of all interested parties;

     WHEREAS, the Franchise is in full force and effect without default thereunder by Franchisee as of the date hereof in accordance with its terms and conditions as set forth therein, and Renaissance has agreed to comply with the Franchise and applicable law from and after the completion of the transfer; and

     WHEREAS, Renaissance will need to grant one or more security interests and/or liens in or upon the Franchise and the System from time to time on or after the closing date of the transfer in order to secure the present and future indebtedness of Renaissance.
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     NOW, THEREFORE, BE IT RESOLVED BY THE CITY OF COVINGTON, LOUISIANA:

     1. Franchising Authority acknowledges that it has received a complete Transfer Application.

     2. Franchising Authority does hereby consent to the transfer of the Franchise and all of the grantee's rights, powers and privileges under the Franchise (i) from Franchisee to CILP and immediately thereafter, (ii) from CILP to Renaissance.

     3. The foregoing consent to the transfer and assignment of the Franchise shall be effective upon the consummation of the transfer of the assets of the System to Renaissance, at which time Franchising Authority shall automatically release each of Franchisee and CILP and their respective predecessors from all obligations and liabilities under the Franchise that relate to periods from and after such date. Notice of the date of such consummation shall be given to Franchising Authority.

     4. Franchising Authority hereby consents to a transfer of the Franchise or control related thereto to any entity controlling, controlled by or under common control with Renaissance.

     5. Renaissance is authorized to pledge, mortgage, transfer in trust and otherwise hypothecate the property and assets used or held for use in connection with the ownership and operation of the System, including the Franchise, and the parties owning or controlling Renaissance are authorized to pledge, mortgage, transfer in trust and otherwise hypothecate their equity interest in Renaissance as collateral security for such loans and financing (or for guarantees of such loans and financing) as may be incurred or assumed by Renaissance from time to time in connection with the ownership and operation of the System.

     6. Franchising Authority hereby confirms that, to its knowledge: (a) the Franchise is currently in full force and effect and expires on March 5, 2006;
(b) Franchisee is currently the valid holder and authorized grantee of the Franchise; (c) Franchisee is in compliance in all material respects with the Franchise; and (d) no event has occurred or exists that would constitute a default under the Franchise or that would permit Franchising Authority to revoke or terminate the Franchise. Subject to compliance with the terms of this Resolution, all action necessary to approve the transfer of the Franchise to Renaissance has been duly and validly taken.

     Adopted by the City Council of the City of Covington, Louisiana on this 20th day of January, 1998.

     Moved for adoption by O'Keefe, seconded by Pearce.  Roll call as follows:
YEA-6, NAY-Boykins.

/s/ Lynne H. Moore                      /s/ Lee Roy Jenkins, Jr.
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Lynne H. Moore                          Lee Roy Jenkins, Jr.
Clerk to the Council                    Council President

CERTIFIED TO BE A TRUE COPY OF THE ORIGINAL RECORDS AS FOUND AT COVINGTON CITY HALL.

/s/ Lynne H. Moore
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LYNNE H. MOORE
CLERK TO THE COUNCIL